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                                                                       Exhibit N

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Tax-Advantaged Total Return Strategy Fund filed with the Securities and Exchange Commission in the Pre-effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-110818) and in this Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21471).


                             /s/ ERNST & YOUNG LLP






Chicago, Illinois
December 19, 2003